UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2012

MELA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51481	13-3986004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South Buckhout Street, Suite 1 Irvington, New York	10533
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 591-3783

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On March 22, 2012, MELA Sciences, Inc. (the “Company”) issued a press release announcing that it has entered into a service agreement (the “Agreement”) with Quintiles Commercial Germany GmbH, a German company (“Quintiles”). Under the terms of the Agreement, Quintiles will recruit and assist in the management of a sales and marketing team to market the Company’s MelaFind® system in Germany and provide other customer support services. The aggregate cost of these services over the term of the Agreement is expected to be approximately $520,000. The Agreement has an initial term of two years, unless earlier terminated by either party in accordance with its terms. The parties may upon mutual agreement extend the term of the Agreement. A copy of the press release is attached as Exhibit 99.1 to this current report.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	MELA Sciences, Inc. Press Release, dated March 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELA Sciences, Inc.

Date: March 22, 2012	By:	/s/ Richard I. Steinhart
Richard I. Steinhart, Chief Financial Officer